 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on April 13, 2017, Amyris, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a private investor (the “Purchaser”) relating to the sale of up to $15.0 million aggregate principal amount of convertible notes (“Notes”), and on May 2, 2017, the Company and the Purchaser entered into an Amendment Agreement (the “Amendment Agreement”) with respect to the Purchase Agreement and the Notes, pursuant to which the Company and the Purchaser agreed, among other things, to amend the Notes (as so amended, the “Amended and Restated Notes”). The entry into the Purchase Agreement and the Amendment Agreement, and the issuance of $10.0 million in aggregate principal amount of Notes thereunder, were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on April 17, 2017 (the “April 8-K”), May 8, 2017 (the “May 8-K”) and July 7, 2017, which are incorporated herein by reference.

On December 5, 2017, in connection with the Purchaser exercising its right to purchase the remaining Notes under the Purchase Agreement, the Company issued and sold to the Purchaser an Amended and Restated Note in the principal amount of $5.0 million (the “$5 Million Note”), resulting in proceeds to the Company of $5.0 million. In connection with the Purchaser granting certain waivers under the Purchase Agreement and the securities purchase agreement, dated as of December 1, 2016, between the Company and the Purchaser, the parties agreed to provide for a maturity date of June 1, 2018 (the “Maturity Date”) for the $5 Million Note. Upon issuance of the $5 Million Note, all of the Notes provided for in the Purchase Agreement had been issued and sold.

The foregoing description of the $5 Million Note, other than with respect to the Maturity Date, is qualified in its entirety by reference to the description of the Notes contained in the April 8-K and the Form of Amended and Restated April 2017 Note filed as Exhibit 4.2 to the May 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 11, 2017	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary